Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2020, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-234349) and related Prospectus of Better Choice Company Inc. for the registration of 62,607,879 shares of its common stock.

Louisville, KY
May 13, 2020